                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Caliper Life Sciences, Inc. for the registration of 3,701,383 shares of its common stock and to the incorporation by reference therein of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., Caliper Life Sciences, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Caliper Life Sciences, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
October 17, 2005